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EXHIBIT 1A-8

ESCROW AGREEMENT

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1A-8-1

1A-8-2

1A-8-3

1A-8-4

1A-8-5

1A-8-6

1A-8-7

1J-8-8

1A-8-9

1A-8-10

1A-8-11

1A-8-12

1A-8-13

1A-8-14

1A-8-15